UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

AIRGAIN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive Suite 150
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760-579-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIRG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Airgain, Inc. (the “Company”), and pursuant to the amended and restated bylaws of the Company, the Board appointed Stephan D. Memmen to the Board as a Class II director with an initial term expiring at the Company’s 2027 annual meeting of stockholders, effective October 1, 2026.

Mr. Memmen, 56, served as Vice President of Strategy for Pulse Electronics Corporation from 2015 to 2018. Previously Mr. Memmen was Chairman of the Board of Flexstar Technology Inc. from 2014 to 2015 and President and Chief Executive Officer from 2013 to 2014. Mr. Memmen was a private real estate investor from 2010 to 2012. Prior to that, Mr. Memmen held various leadership roles at Amphenol Corporation (NYSE: APH), from 2000 to 2010, including as Advisor to the Chief Executive Officer from 2008 to 2010, Vice President and Group General Manager, Mobile Consumer Products Group (Singapore) from 2006 to 2007, Group General Manager, Mobile Consumer Products (Hong Kong) in 2005, Group General Manager, Antenna & Hinge Products from 2003 to 2004, and General Manager, Amphenol T&M Antennas from 2000 to 2003. Previously, Mr. Memmen was the owner of T&M Antennas from 1991 to 2000, until its sale to Amphenol. Mr. Memmen served on the board of directors of JSP Philippines from 2009 to 2011.

In connection with his appointment to the Board, pursuant to the Company’s Non-Employee Director Compensation Program and Stock Ownership Guidelines (the “Director Compensation Policy”), Mr. Memmen was granted restricted stock units representing shares of the Company’s common stock valued at $50,000 and options to purchase shares of the Company’s common stock valued at $50,000, with the number of restricted stock units and options to be calculated in accordance with the Director Compensation Policy. The options have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in three substantially equal annual installments on each of the first three anniversaries following the date of grant. Mr. Memmen will also receive cash compensation for his service on the Board in accordance with the Director Compensation Policy, as such policy may be amended from time to time. Further, in connection with his appointment to the Board, Mr. Memmen entered into the Company’s standard form of indemnification agreement, the form of which has been filed with the Company’s most recent annual report on Form 10-K.

There are no arrangements or understandings between Mr. Memmen and any other person pursuant to which Mr. Memmen was selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which Mr. Memmen has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Memmen is an independent director in accordance with the Nasdaq Stock Market listing rules.

In connection with the appointment of Mr. Memmen, the Board increased the size of the Board from seven to eight directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: October 1, 2026	By:	/s/ Michael Elbaz
	Name:	Michael Elbaz
	Title:	Chief Financial Officer and Secretary